SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIMPELCOM LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

VimpelCom Ltd.

Claude Debussylaan 88

1082 MD Amsterdam

The Netherlands

+31 20 797 7200

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, NY 10011

+1 (212) 894 8400

(Name, address and telephone number of agent for service)

Copies to:

Daniel G. Walsh, Esq.

Akin Gump LLP

Eighth Floor

Ten Bishops Square

London, England E1 6EG

Telephone: +44 20 7012 9600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, US$0.001 nominal value(1)(2)	(1)	(1)	(1)

(1)	This registration statement registers an indeterminate number of VimpelCom Ltd. common shares, nominal value US$0.001 per share (the “Common Shares”), as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), we are deferring payment of the registration fee.
(2)	The Common Shares may be represented by American Depositary Shares. Unless expressly stated otherwise in the applicable prospectus supplement, each American Depositary Share will represent one Common Share. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Common Shares will be registered pursuant to a separate registration statement on Form F-6 (Registration No. 333-164781 or such other registration statements on Form F-6 as VimpelCom Ltd. may file from time to time).

PROSPECTUS

VimpelCom Ltd.

Common Shares

This prospectus relates to the sale or other disposition from time to time by certain selling shareholders to be identified in one or more supplements to this prospectus of our Common Shares, in amounts, at prices and on terms that will be determined at the time such securities are offered. The Common Shares offered under this prospectus may be issued directly or in the form of American Depositary Shares (“ADSs”), each representing one Common Share. The Common Shares offered under this prospectus may consist of issued and outstanding Common Shares or Common Shares resulting from the conversion of our convertible preferred shares issued prior to the date of this prospectus. This prospectus may not be used to consummate sales of Common Shares unless accompanied by a prospectus supplement.

We will not receive any proceeds from the sale or other disposition of the Common Shares by the selling shareholders. We have agreed to pay all expenses of registration incurred in connection with the offering of Common Shares under this prospectus, except for any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Common Shares and all fees and disbursements of counsel for any selling shareholder, all of which are to be paid by the selling shareholders.

Our ADSs, each representing one Common Share, are traded on the Nasdaq Global Select Market under the symbol “VIP”. On May 21, 2014, the closing sale price of an ADS was US$7.90.

Our offices are located at Claude Debussylaan 88, 1082 MD Amsterdam, The Netherlands. Our telephone number at this address is +31 20 797 7200.

Investing in our Common Shares involves risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Common Shares, including the discussion of risks incorporated as described under “Risk Factors” on page 2 of this prospectus, as well as the risk factors included in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf process, a selling shareholder may from time to time sell Common Shares in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplements. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling shareholders are making an offer of securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective stated date. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

This prospectus provides you with a general description of the Common Shares that a selling shareholder may offer. To the extent required for a particular offering of the Common Shares, we will provide a prospectus supplement that contains specific information about that offering. The prospectus supplement may also add information to, or update or change information in, this prospectus or in the documents that we have incorporated by reference. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” and any free writing prospectus that we prepare and distribute.

Unless otherwise indicated, the term “selling shareholders” as used in this prospectus means the selling shareholders referred to in the relevant prospectus supplement and their donees, pledgees, transferees and other successors-in-interest.

Unless the context otherwise requires, references in this prospectus to “VimpelCom” and the “VimpelCom Group,” as well as references to “our company,” “the company,” “our group,” “we,” “us,” “our” and similar pronouns, are references to VimpelCom Ltd., an exempted company limited by shares registered in Bermuda, and its consolidated subsidiaries.

OUR COMPANY

VimpelCom is one of the world’s largest telecommunications service operators, providing voice and data services through a range of traditional and broadband mobile and fixed-line technologies. The VimpelCom Group includes companies operating in Russia, Italy, Ukraine, Kazakhstan, Uzbekistan, Tajikistan, Armenia, Georgia, Kyrgyzstan, Laos, Algeria, Bangladesh, Pakistan, Burundi, and the Central African Republic. We also hold equity shareholdings in companies operating in Canada and Zimbabwe. The operations of these companies cover a territory with a total population of approximately 753 million as of December 31, 2013. We provide services under the “Beeline”, “Kyivstar”, “banglalink”, “Mobilink”, “Telecel”, “Leo”, “Djezzy”, “WIND”, and “Infostrada” brands. As of December 31, 2013, we had 220 million mobile customers.

VimpelCom Ltd. is an exempted company limited by shares registered under the Companies Act 1981 of Bermuda on June 5, 2009, and our registered office is located at Victoria Place, 31 Victoria Street, Hamilton HM 10, Bermuda. The VimpelCom Group’s headquarters are located at Claude Debussylaan 88, 1082 MD, Amsterdam, The Netherlands. Our telephone number is +31 20 797 7200. VimpelCom Ltd. is registered with the Dutch Trade Register (registration number 34374835) as a company formally registered abroad (formeel buitenlandse kapitaalvennootschap), as this term is referred to in the Dutch Companies Formally Registered Abroad Act (Wet op de formeel buitenlandse vennootschappen), which means that we are deemed a Dutch resident company for tax purposes in accordance with applicable Dutch tax regulations.

RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates, if any, to those risk factors in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements,” as this phrase is defined in Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can often be identified by the use of terms like “estimates,” “projects,” “anticipates,” “expects,” “intends,” “believes,” “will,” “may,” “should” or the negative of these terms. All forward-looking statements, including discussions of strategy, plans, objectives, goals and future events or performance, involve risks and uncertainties. Examples of forward-looking statements include:

•	our strategy to generate sufficient net cash flow in order to meet our debt service obligations;

•	our plans to develop and provide integrated telecommunications services to our customers, increase fixed-line and mobile telephone use and expand our operations;

•	our ability to execute our Value Agenda and business strategy successfully and achieve the expected benefits from our existing and future acquisitions;

•	our ability to extract anticipated synergies or to integrate an acquired business into our group in a timely and cost-effective manner;

•	our expectations as to pricing for our products and services in the future, improving the total average monthly service revenue per customer and our future operating results;

•	our ability to meet our projected capital requirements;

•	our ability to meet license requirements and to obtain, maintain, renew or extend licenses, frequency allocations and frequency channels and obtain related regulatory approvals, as well as the development and roll-out of our networks for new standards such as a LTE in Russia and other markets in which we hold LTE licenses;

•	our expectations regarding future developments in the markets in which we operate;

•	our ability to obtain and maintain interconnect agreements;

•	our ability to close the transaction and settlement respecting our operations in Algeria;

•	possible developments in, outcome of and/or consequences of investigations by the U.S. Securities and Exchange Commission (“SEC”), the U.S. Department of Justice (“DOJ”), and the Dutch public prosecutor’s office, or other bodies which may carry out investigations, as well as our internal investigations, and any litigation related to or arising out of any of the foregoing, and the costs we may incur in connection with the foregoing, as well as any potential disruption or adverse consequences to us resulting from such investigations and any such litigation; and

•	other statements regarding matters that are not historical facts.

While these statements are based on sources believed to be reliable and on our management’s current knowledge and best belief, they are merely estimates or predictions and cannot be relied upon. We cannot assure you that future results will be achieved. The risks and uncertainties that may cause our actual results to differ materially from the results indicated, expressed or implied in the forward-looking statements used in this prospectus include:

•	risks relating to changes in political, economic and social conditions in each of the countries in which we operate;

•	in each of the countries in which we operate, risks relating to legislation, regulation and taxation, including laws, regulations, decrees and decisions governing the telecommunications industry, currency and exchange controls and taxation legislation, economic sanctions, and their official interpretation by governmental and other regulatory bodies and courts;

•	risks that various courts or regulatory agencies in which we are involved in legal challenges or appeals may not find in our favor;

•	risks relating to our company, including demand for and market acceptance of our products and services, regulatory uncertainty regarding our licenses, frequency allocations and numbering capacity, constraints on our spectrum capacity, availability of line capacity and competitive product and pricing pressures;

•	risks associated with discrepancies in customer numbers and penetration rates caused by differences in the churn policies of mobile operators;

•	risks associated with our failure to close our transaction and settlement respecting our operations in Algeria;

•	risks associated with developments in, the outcome of and/or consequences of investigations of our business which are ongoing or may be initiated, and any litigation related to or arising out of any of the foregoing, and the costs associated therewith, including relating to remediation efforts and enhancements to our compliance programs; and

•	other risks and uncertainties.

These factors and the other risk factors described above under “Risk Factors” are not necessarily all of the factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.

Other unknown or unpredictable factors also could harm our future results. Under no circumstances should the inclusion of such forward-looking statements in this prospectus be regarded as a representation or warranty by us or any other person with respect to the achievement of results set out in such statements or that the underlying assumptions used will in fact be the case. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and forward-looking statements included in documents incorporated herein by reference are made only as of the date thereof. We cannot assure you that projected results or events will be achieved. Except to the extent required by law, we disclaim any obligation to update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2013. The historical data in the table is derived from, should be read in conjunction with, and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of December 31, 2013 (in millions of U.S. dollars)

Loans and borrowings	27,454
Secured	14,737
Unsecured	12,717
Total equity	9,078

Total capitalization	36,532

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of our Common Shares by a selling shareholder under this prospectus and any related prospectus supplement.

SELLING SHAREHOLDERS

Information regarding the beneficial ownership of our Common Shares by the selling shareholders, the number of shares being offered by the selling shareholders and the number of shares beneficially owned by the selling shareholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

DESCRIPTION OF SHARE CAPITAL

We describe below the material provisions of our memorandum of association and bye-laws, certain provisions of Bermuda law relating to our organization and operation, and some of the terms of our share rights based on provisions of our memorandum of association and current bye-laws and applicable Bermuda law and certain agreements relating to our shares. Although we believe that we have summarized the material terms of our memorandum of association and bye-laws, Bermuda legal requirements and our share capital, this summary is not complete and is qualified in its entirety by reference to our memorandum of association and bye-laws and applicable Bermuda law. All references to our bye-laws herein, unless otherwise noted, are to Section B of our bye-laws, which were originally approved on April 20, 2010 by our shareholders and which were amended and again approved by our shareholders on September 25, 2013.

The affirmative vote of at least 75.0% of the voting shares present at a shareholders meeting is required to approve amendments to our bye-laws.

General

VimpelCom is an exempted company limited by shares registered under the Companies Act 1981 of Bermuda (“the Companies Act”) on June 5, 2009, and our registered office is located at Victoria Place, 31 Victoria Street, Hamilton HM 10, Bermuda. Our registration number with the Registrar of Companies in Bermuda is 43271. As set forth in paragraph 6 of our memorandum of association, our company was formed with unrestricted business objects. We are registered with the Dutch Trade Register (registration number 34374835) as a company formally registered abroad (formeel buitenlandse kapitaalvennootschap), as this term is referred to in the Dutch Companies Formally Registered Abroad Act (Wet op de formeel buitenlandse vennootschappen), which means that we are deemed a Dutch resident company for tax purposes in accordance with applicable Dutch tax regulations.

Our bye-laws are split into two distinct sets of bye-laws: Section A and Section B. Section A of our bye-laws were in effect until the VimpelCom Shareholders Agreement terminated on December 10, 2011. Termination of the VimpelCom Shareholders Agreement caused Section B of our bye-laws to automatically come into force to the exclusion of Section A of our bye-laws. References to our bye-laws in the following sections are to Section B of our bye-laws.

Issued Share Capital

As of December 31, 2013, our authorized share capital is divided into Common Shares, par value US$0.001, of which 2,759,171,827 are authorized and 1,756,731,135 are issued and convertible preferred shares, par value US$0.001, of which 305,000,000 are authorized and issued.

Subject to our bye-laws and to any shareholders’ resolution to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, our supervisory board has the power to issue any authorized but unissued shares on such terms and conditions as it may determine. Further, subject to the provisions of Bermuda law, any of our preferred shares may be issued or converted into shares that (at a determinable date or at our option or the holder’s option) are liable to be redeemed on such terms and in such manner as may be determined by the supervisory board before the issue or conversion.

The company may increase, divide, consolidate, change the currency or denomination of or reduce its share capital with the approval of its shareholders. Subject to Bermuda law and our bye-laws, all or any of the special rights for the time being attached to any class of shares for the time being in issue may be altered or abrogated with the consent in writing of the holders of the issued shares of such class carrying 75.0% or more of all of the votes capable of being cast at the relevant time at a separate general meeting of the holders of the shares of that class, or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of the votes cast. All provisions of our bye-laws relating to general shareholder meetings shall apply to any such separate general meeting, except that the necessary quorum shall be one or more holders present in person or by proxy holding or representing at least one-third of the shares of the relevant class.

We may purchase our own shares for cancellation or acquire them as treasury shares in accordance with Bermuda law on such terms as the supervisory board may determine. As our Common Shares and convertible preferred shares have equal voting rights, we sometimes refer to them collectively as voting shares.

Our company may, under its bye-laws, at any time request any person it has cause to believe is interested in the shares of our company to confirm details of shares of our company in which that person holds an interest.

Common Shares

The holders of Common Shares are, subject to our bye-laws and Bermuda law, generally entitled to enjoy all the rights attaching to Common Shares.

Except for treasury shares, each fully paid Common Share entitles its holder to:

•	participate in shareholder meetings;

•	have one vote on all issues voted upon at a shareholder meeting, except for the purposes of cumulative voting for the election of the supervisory board, in which case each Common Share shall have the same number of votes as the total number of members to be elected to the supervisory board and all such votes may be cast for a single candidate or may be distributed between or among two or more candidates;

•	receive dividends approved by the supervisory board;

•	in the event of our liquidation, receive a pro rata share of our surplus assets; and

•	exercise any other rights of a common shareholder set forth in our bye-laws and Bermuda law.

Convertible Preferred Shares

Except for treasury shares, each fully paid convertible preferred share entitles its holder to:

•	participate in shareholder meetings;

•	have one vote on all issues voted upon at a shareholder meeting, except for the purposes of cumulative voting for the election of the supervisory board, in which case each preferred share shall have the same number of votes as the total number of members to be elected to the board of directors and all such votes may be cast for a single candidate or may be distributed between or among two or more candidates;

•	exercise any other rights of a preferred shareholder set forth in our bye-laws and Bermuda law.

The holders of convertible preferred shares are not entitled to receive dividends and are not entitled to any payment in respect of our surplus assets in the event of our liquidation. The holders of convertible preferred shares are, subject to our bye-laws and Bermuda law, entitled to convert their convertible preferred shares, at their option, at any time (a) after the date which is two years and six calendar months after the date of issue of the relevant convertible preferred shares but before the date which is five years after such date of issue and (b) during the period between the date on which a mandatory offer to acquire all Common Shares and all convertible preferred shares is announced and the final business day such offer is open for acceptance, in each case, in whole or in part, into Common Shares on the basis of one Common Share for one convertible preferred share. Upon conversion, the converting shareholder must pay to us a conversion premium per share equal to the greater of (1) the closing price of our Common Shares on the NASDAQ on the date of the conversion notice, and (2) the 30 day volume weighted average price on the NASDAQ of our Common Shares on the date of the conversion notice. The holders of convertible preferred shares have the same voting rights as the holders of Common Shares. Any convertible preferred shares not redeemed five years after their issue will be immediately redeemed by the company at a redemption price of US$0.001 per share.

There are no sinking fund provisions attached to any of our shares. Holders of fully paid Common Shares or convertible preferred shares have no further liability to the company for capital calls.

All rights of any share of any class held in treasury are suspended and may not be exercised while the share is held by our company in treasury.

History of Share Issuances

As of January 1, 2011, we had 1,302,559,308 issued and outstanding Common Shares and 128,532,000 issued and outstanding convertible preferred shares.

On April 15, 2011 (following an increase of our authorized share capital approved by our shareholders on March 17, 2011), in connection with our acquisition of 100% of Wind Telecom S.p.A. from Weather II Investments S.a r.l., we issued 325,639,827 of our Common Shares and 305,000,000 of our convertible preferred shares. The new shares represented a 20.0% economic interest and a 30.6% voting interest in the enlarged VimpelCom group on a fully-diluted basis.

On December 21, 2012, Altimo Coöperatief issued notice to VimpelCom Ltd. pursuant to Section 4.3(d) of our bye-laws, stating its intention to convert 128,532,000 convertible preferred shares to Common Shares at the ratio of one convertible preferred share to one Common Share and setting forth a conversion date of April 16, 2013. On April 16, 2013, Altimo Coöperatief paid to VimpelCom Ltd. a conversion premium of US$1,392,644,220 (or US$10.835 per share), and Altimo Coöperatief’s 128,532,000 convertible preferred shares automatically converted into 128,532,000 Common Shares.

Treasury Shares

As of December 31, 2013, a wholly owned subsidiary of the company owned 8,487,396 ADSs representing Common Shares, in connection with the operation of our equity incentive plans. These shares have an aggregate book value as of December 31, 2013 of US$198 million and are treated as “treasury shares” in our consolidated financial statements for the year ended December 31, 2013.

Shareholders’ Meetings

Shareholders’ meetings are convened and held in accordance with our bye-laws and Bermuda law. Registered holders of voting shares as of the record date for the shareholder meeting may attend and vote.

Annual General Meeting

Our bye-laws provide that our annual general meeting must be held each year at such time and place as the CEO or the supervisory board may determine.

The annual general meeting requires 30 clear days’ prior notice be given to each shareholder entitled to attend and vote at such annual general meeting. The notice must state the date, place and time at which the meeting is to be held, that the election of directors will take place and, as far as practicable, any other business to be conducted at the meeting.

Under Bermuda law, shareholders may, at their own expense (unless the company otherwise resolves), require a company to: (a) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly move at the next annual general meeting; and (b) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in the proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (1) any number of shareholders representing not less than 5.0% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (2) not less than 100 registered shareholders.

A shorter notice period will not invalidate a general meeting if it is approved by either: (a) in the case of an annual general meeting, all shareholders entitled to attend and vote at the meeting, or (b) in the case of a special general meeting, a majority of shareholders having the right to attend and vote at the meeting and together holding not less than 95.0% in nominal value of the shares giving a right to attend and vote at the meeting.

Special General Meeting

The CEO or the supervisory board may convene a special general meeting whenever in their judgment such a meeting is necessary. The supervisory board must, on the requisition in writing of shareholders holding not less than 10.0% of our paid up voting share capital, convene a special general meeting. Each special general meeting may be held at such time and place as the CEO or the supervisory board may appoint.

A special general meeting requires 30 clear days’ notice be given to each shareholder entitled to attend and vote at such meeting. The notice must state the date, place and time at which the meeting is to be held and as far as possible any other business to be conducted at the meeting.

Our bye-laws state that notice for all shareholders’ meetings may be given by:

•	delivering such notice to the shareholder in person;

•	sending such notice by letter or courier to the shareholder’s address as stated in the register of shareholders;

•	transmitting such notice by electronic means in accordance with directions given by the shareholder; or

•	accessing such notice on our website.

Postponement or Cancellation of General Meeting

The supervisory board may postpone or cancel any general meeting called in accordance with the bye-laws (other than a meeting requisitioned by shareholders) provided that notice of postponement or cancellation is given to each shareholder before the time for such meeting.

Quorum

Subject to the Companies Act and our bye-laws, at any general meeting, two or more persons present in person at the start of the meeting and having the right to attend and vote at the meeting and holding or representing in person or by proxy at least 50.0% plus one voting share of our total issued voting shares at the relevant time will form a quorum for the transaction of business.

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed canceled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place, or to such other day, time or place as the CEO may determine.

Voting Rights

Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act.

Subject to Bermuda law and our bye-laws, a resolution may only be put to a vote at a general meeting of any class of shareholders if:

•	it is proposed by or at the direction of the supervisory board;

•	it is proposed at the direction of a court;

•	it is proposed on the requisition in writing of such number of shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Act or our bye-laws; or

•	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

In addition to those matters required by Bermuda law or the NASDAQ rules to be approved by a simple majority of shareholders at any general meeting, the following actions require the approval of a simple majority of the votes cast at any general meeting:

•	any sale of all or substantially all of our assets;

•	the appointment of an auditor; and

•	removal of directors.

Any question proposed for the consideration of the shareholders at any general meeting may be decided by the affirmative votes of a simple majority of the votes cast, except for:

•	whitewash procedure for mandatory offers, which requires the affirmative vote of a majority of the shareholders voting in person or by proxy at a general meeting, excluding the vote of the shareholder or shareholders in question and their affiliates;

•	voting for directors, which requires directors to be elected by cumulative voting at each annual general meeting;

•	changes to our bye-laws, which require a resolution to be passed by shareholders representing not less than 75.0% of the total voting rights of the shareholders who vote in person or by proxy on the resolution;

•	loans to any director, which require a resolution to be passed by shareholders representing not less than 90.0% of the total voting rights of the shareholders who vote in person or by proxy on the resolution; and

•	the discontinuation of VimpelCom Ltd. to a jurisdiction outside Bermuda, which requires a resolution to be passed by shareholders representing not less than 75.0% of the total voting rights of the shareholders who vote in person or by proxy on the resolution.

Our bye-laws require voting on any resolution at any meeting of the shareholders to be conducted by way of a poll vote. Except where cumulative voting is required, each person present and entitled to vote at a meeting of the shareholders shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot or, in the case of a general meeting at which one or more shareholders are present by electronic means, in such manner as the chairman of the meeting may direct. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Voting Rights of Common Shares

The holders of Common Shares, subject to the provisions of our bye-laws, are entitled to one vote per Common Share, voting together with the convertible preferred shares as a single class, except where cumulative voting applies when electing directors.

Voting Rights of Convertible Preferred Shares

The holders of convertible preferred shares, subject to the provisions of our bye-laws, are entitled to one vote per convertible preferred share, voting together with the Common Shares as a single class, except where cumulative voting applies when electing directors.

Foreign Shareholders

There are no requirements or restrictions with respect to foreign ownership of our shares.

Supervisory Board and Management Board

Our company is governed by our supervisory board currently consisting of nine directors.

The supervisory board generally delegates management of our company to the CEO and management board, subject to certain material business decisions that are reserved to the supervisory board. The management board consists of the CEO and other senior executives. The CEO has exclusive authority to identify and recommend our senior executives to the supervisory board for the supervisory board’s ratification.

All directors are elected by our shareholders through cumulative voting. Each voting share confers on its holder a number of votes equal to the number of directors to be elected. The holder may cast those votes for candidates in any proportion, including casting all votes for one candidate.

Under our bye-laws, the amount of any fees or other remuneration payable to directors is determined by the supervisory board upon the recommendation of the compensation committee. We may repay to any director such reasonable costs and expenses as he may incur in the performance of his duties.

The supervisory board has the power to borrow on the company’s behalf and delegates that authority to the management board, subject to the restrictions set forth in our bye-laws.

There is no requirement for the members of our supervisory board to own shares. A director who is not a shareholder will nevertheless be entitled to attend and speak at general meetings and at any separate meeting of the holders of any class of shares.

Neither Bermuda law nor our bye-laws establish any mandatory retirement age for our directors or executive officers.

Dividends and Dividend Rights

Pursuant to Bermuda law, we are restricted from declaring or paying a dividend if there are reasonable grounds for believing that (a) we are, or would after the payment be, unable to pay our liabilities as they become due, or (b) the realizable value of our assets would as a result of the dividend be less than the aggregate of our liabilities.

The supervisory board may, subject to our bye-laws and in accordance with Bermuda law, declare a dividend to be paid to the shareholders holding shares entitled to receive dividends, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in shares or other assets, including through the issuance of our shares or other securities, in which case the supervisory board may fix the value for distribution in specie of any assets, shares or securities. We are not required to pay interest on any unpaid dividend.

In accordance with our bye-laws, dividends may be declared and paid in proportion to the amount paid up on each share. The holders of Common Shares are entitled to dividends if the payment of dividends is approved by the supervisory board. The holders of convertible preferred shares are not entitled to receive dividends.

Dividends unclaimed for a period of seven years from the date of payment may be forfeited.

Rights of Pre-emption and Takeover

Our bye-laws and Bermuda law do not provide for pre-emptive rights of shareholders in respect of new shares issued by us.

There is no statutory regulation of the conduct of takeover offers and transactions under Bermuda law. However, our bye-laws provide that any person who, individually or together with any of its affiliates or any other members of a group, acquires beneficial ownership of any Common Shares or convertible preferred shares which, taken together with Common Shares and/or convertible preferred shares already beneficially owned by it or any of its affiliates or its group, in any manner, carry 50.0% or more of the voting rights of our outstanding voting shares, must, within 30 days of acquiring such shares, make a general offer to all holders of Common Shares (including any Common Shares issued on the conversion of convertible preferred shares during the offer period) and convertible preferred shares to purchase their shares.

Interested Party Transactions

The supervisory board has the right to approve transactions with interested parties, subject to Bermuda law. Prior to voting by the supervisory board on such transaction, all interests must be fully disclosed to the supervisory board. The interested director may participate in the discussion and vote on such a transaction, unless otherwise restricted by applicable law or in accordance with our bye-laws.

Liquidation Rights

If VimpelCom is wound up, the liquidator may, with the sanction of a resolution of the shareholders, divide among the shareholders in specie or in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may, with the same sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator thinks fit, but so that no shareholder may be compelled to accept any shares or other securities or assets on which there is any liability.

The holders of Common Shares, in the event of our winding-up or dissolution, are entitled to our surplus assets in respect of their holdings of Common Shares, pari passu and pro rata to the number of Common Shares held by each of them. The holders of convertible preferred shares, in the event of our winding-up or dissolution, are not entitled to any payment or distribution in respect of our surplus assets.

Share Registration, Transfers and Settlement

All of our issued shares are registered. The register of members of a company is generally open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

VimpelCom Ltd. Registration Rights Agreement

The Registration Rights Agreement dated as of October 4, 2009, as amended, between VimpelCom, the Telenor Group companies party thereto and the Altimo Group companies party thereto, requires us to use our best efforts to effect a registration under the Securities Act, if requested by one of the shareholders party to the VimpelCom Ltd. Registration Rights Agreement, of our securities held by such party in order to facilitate the sale and distribution of such securities in an underwritten offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

For a description of our ADSs, see the section entitled “Share Capital, Corporate Governance and Shareholders Rights—Description of Our DRs” in our final prospectus filed pursuant to Rule 424(b)(3) of the Securities Act on March 26, 2010 with respect to our registration statement on Form F-4 (File No. 333-164770). See “Incorporation of Certain Information by Reference.”

PLAN OF DISTRIBUTION

We are registering the Common Shares on behalf of selling shareholders to permit the resale from time to time of Common Shares by selling shareholders, including their donees, pledgees, transferees or other successors-in-interest, after the date of this prospectus. The selling shareholders may, from time to time, sell any or all of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale or at negotiated prices. A selling shareholder may use any one or more of the following methods when selling Common Shares:

•	on any stock exchange, market or trading facility on which the Common Shares are traded;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	close out short positions and return borrowed Common Shares in connection with such short sales;

•	broker-dealers may agree with a selling shareholder to sell a specified number of such Common Shares at a stipulated price per Common Shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Selling shareholders may from time to time pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Shares from time to time under this prospectus, or under an amendment or supplement to this prospectus amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.

Selling shareholders may also sell Common Shares under Rule 144 or Rule 904, or pursuant to another exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder/s (or, if any broker-dealer acts as agent for the purchaser of Common Shares, from the purchaser) in amounts to be negotiated. In connection with sales of the Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares offered hereby in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares.

The selling shareholders and any broker-dealers or agents that are involved in selling Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions or discounts received by such broker-dealers or agents and any profit on the resale of the Common Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement will be distributed, which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Common Shares will be borne by the selling shareholder.

Under the securities laws of some states, the shares offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

If a selling shareholder uses this prospectus for any sale of Common Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

As of the date of this prospectus, we have not been advised by a selling shareholder as to any plan of distribution. We may amend or supplement this prospectus from time to time to describe a specific plan of distribution, including the name of underwriters, if any. There can be no assurance that any selling shareholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

We have agreed to pay all expenses of registration incurred in connection with the offering of Common Shares under this prospectus, except for any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Common Shares by any selling shareholder and all fees and disbursements of counsel for any selling shareholder, all of which are to be paid by the selling shareholders. We will not receive any proceeds from the sale of the Common Shares under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Shares that may be offered by this prospectus will be passed upon for us by Wakefield Quin Limited. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of VimpelCom incorporated in this prospectus by reference from the company’s Annual Report on Form 20-F for the year ended December 31, 2013 and the effectiveness of the company’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their reports thereon, which conclude, among other things, that VimpelCom did not maintain effective internal control over financial reporting as of December 31, 2013, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act to register the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room, as well as through the SEC’s website.

We file annual and other reports with the SEC. We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC, under cover of Form 6-K, material information that we are required to make public, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this registration statement certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on May 15, 2014;

•	the description of the Common Shares as set forth in the section entitled “Share Capital, Corporate Governance and Shareholders Rights” in our registration statement on Form F-4 (File No. 333-164770), filed with the SEC on February 8, 2010, as amended from time to time; and

•	the description of the ADSs as set forth in the section entitled “Share Capital, Corporate Governance and Shareholders Rights—Description of Our DRs” in our registration statement on Form F-4 (File No. 333-164770), filed with the SEC on February 8, 2010, as amended from time to time.

All Annual Reports on Form 20-F, and any Reports of Foreign Private Issuer on Form 6-K which are identified by us as being incorporated by reference (to the extent designated therein), filed subsequent to the date of the registration statement on Form F-3 of which this prospectus forms a part, but before termination of the offering under this prospectus, shall be deemed incorporated by reference into this prospectus and deemed to be a part hereof from the date of the filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning the office of VimpelCom Ltd., Claude Debussylaan 88, 1082 MD, Amsterdam, The Netherlands, +31 20 797 7200, Attn: Investor Relations.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are organized under the laws of Bermuda and headquartered in the Netherlands. Most of our directors, officers and experts named in this prospectus are not residents of the United States, and all or a substantial portion of their assets and all of our assets are located outside of the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or our directors, officers and experts who are not residents of the United States or to enforce in the United States judgments of U.S. courts based upon civil liability under the federal securities laws of the United States. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have the force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

We have been advised by Wakefield Quin Limited, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus, predicated upon the civil liability provisions of the U.S. federal securities laws or would hear original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. A Bermuda court would consider enforcement of a final and conclusive judgment in personam (which means a judgment against a specific person rather than against specific property), obtained in a court in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty), provided that the Bermuda court is satisfied that each of the following conditions is met: (1) the U.S. court had proper jurisdiction over the parties subject to such judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda; (3) the judgment of the U.S. court was not obtained by fraud; (4) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (6) there is due compliance with the correct procedures under the laws of Bermuda.

Further, we have been advised by Wakefield Quin Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts. While a judgment of the U.S. courts may be the subject of enforcement proceedings in Bermuda, there are grounds upon which Bermuda courts may decline to enforce judgments of U.S. courts. Some remedies available under U.S. law, including some remedies available under the U.S. federal securities laws, may not be enforced by Bermuda courts because they are contrary to Bermuda’s public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

Our process agent in the United States is CT Corporation System, located at 111 Eighth Avenue, 13th Floor, New York, New York, 10011.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Indemnification under VimpelCom Ltd.’s Restated Bye-laws

Pursuant to our bye-laws, we indemnify and hold harmless our directors and senior managers from and against all actions, costs, charges, liabilities, losses, damages and expenses in connection with any act done, concurred in or omitted in the execution of our business, or their duty, or supposed duty, or in their respective offices or trusts, to the extent authorized by law. We may also advance moneys to our directors and officers for costs, charges and expenses incurred by any of them in defending any civil or criminal proceedings. The foregoing indemnity will not apply (and any funds advanced will be required to be repaid) with respect to a director or officer if any allegation of fraud or dishonesty is proved against such director or officer. We have also entered into separate indemnification agreements with our directors and senior managers pursuant to which we have agreed to indemnify each of them within substantially the same scope as provided in the bye-laws.

We have obtained insurance on behalf of our senior managers and directors for liability arising out of their actions in their capacity as a senior manager or director.

Item 9.	Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement on Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, the Netherlands, on May 23, 2014.

VimpelCom Ltd.

By:	/s/ Jo Lunder Name: Jo Lunder Title: Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Jo Lunder the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jo Lunder (Jo Lunder)	Chief Executive Officer (principal executive officer)	May 23, 2014

/s/ Andrew Davies (Andrew Davies)	Chief Financial Officer (principal financial officer)	May 23, 2014

/s/ Colin Delahay (Colin Delahay)	Group Director of Accounting, Reporting & Control (principal accounting officer)	May 23, 2014

/s/ Alexey Reznikovich (Alexey Reznikovich)	Chairman of the Board	May 23, 2014

/s/ Hamid Akhavan (Hamid Akhavan, as alternate director for Sergei Tesliuk)	Director	May 23, 2014

/s/ Jon Fredrik Baksaas (Jon Fredrik Baksaas)	Director	May 23, 2014

/s/ Mikhail M. Fridman (Mikhail M. Fridman)	Director	May 23, 2014

Signature	Title	Date

/s/ Andrei Gusev (Andrei Gusev, as alternate director for Andrei Baranov)	Director	May 23, 2014

/s/ Kjell Morten Johnsen (Kjell Morten Johnsen)	Director	May 23, 2014

/s/ Leonid R. Novoselsky (Leonid R. Novoselsky)	Director	May 23, 2014

/s/ Ole Bjorn Sjulstad (Ole Bjorn Sjulstad)	Director	May 23, 2014

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned registrant, has signed this registration statement on May 23, 2014.

Puglisi & Associates

By:	/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Bye-laws of VimpelCom Ltd. adopted on April 20, 2010 and amended and restated on September 25, 2013 (incorporated by reference to Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K of VimpelCom Ltd., furnished to the SEC on September 27, 2013).

4.2	Form of Deposit Agreement (Common Shares) between VimpelCom Ltd. and The Bank of New York Mellon, as depositary (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 of VimpelCom Ltd., filed February 8, 2010).

4.3	Registration Rights Agreement, dated October 4, 2009 by and among VimpelCom Ltd., Altimo Holdings & Investments Ltd., Eco Telecom Limited, Altimo Cooperatief U.A., Telenor Mobile Communications AS and Telenor East Invest AS (incorporated by reference to Exhibit 2.3 to the Registration Statement on Form F-4 of VimpelCom Ltd., filed February 8, 2010).

4.4	Assignment, Assumption and Amendment Agreement to Registration Rights Agreement, dated as of November 27, 2013, by and among VimpelCom Ltd., Altimo Holdings & Investments Ltd., Altimo Cooperatief U.A., Telenor Mobile Communications AS, Telenor East Invest AS, and Telenor East Holding II AS (incorporated by reference to Exhibit 99.1 to the Schedule 13D, Amendment No. 26, filed by Telenor East Holding II AS on December 5, 2013).

5.1	Opinion of Wakefield Quin Limited regarding the validity of the Common Shares being registered.*

23.1	Consent of Ernst & Young Accountants LLP, as auditors of the financial statements of VimpelCom Ltd.*

23.2	Consent of Wakefield Quin Limited (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	Filed herewith